                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

     The Board of Directors
     Tom Brown, Inc.:

     We consent to the incorporation by reference in the registration statement on Form S-8 relating to the Tom Brown, Inc. 2003 Stock Option Plan of our report dated February 20, 2003, with respect to the consolidated balance sheet of Tom Brown, Inc. as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2002 annual report on Form 10-K of Tom Brown, Inc.

                                                        KPMG LLP

Denver, Colorado
June 24, 2003